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NS GROUP, INC.              DECEMBER 31, 2002 FORM 10-K             EXHIBIT 23.2


         NOTICE OF INABILITY TO OBTAIN CONSENT FROM ARTHUR ANDERSEN LLP

Arthur Andersen LLP audited the consolidated balance sheets as of December 31, 2001 and September 30, 2000 and the related consolidated statements of operations, common shareholders' equity and cash flows for the year ended December 31, 2001, the three month-period ended December 31, 2000, and the years ended September 30, 2000 included in the Annual Report on Form 10-K for the year ended December 31, 2002. These financial statements are incorporated by reference into the Company's registration statement on Form S-3 (File No. 333-91530) and the Company's registration statements on Form S-8 File Nos. (No. 33-24182, No. 33-24183, No. 33-28995, No. 33-37454, No. 33-39695, No. 33-51899,
No. 33-56637, No. 333-03657, No. 333-73169, No. 333-73163, No. 333-73161, No.
333-85925, and No. 333-42058). After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated February 5, 2002 (except for Note 17, as to which the date is March 15, 2002) into our registration statements under the Securities Act of 1933, as amended. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act of 1933, as amended, because it has not consented to being named as an expert in these registration statements, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.